SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM 8-K
                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934


                                  January 18, 1995
                   Date of Report (Date of earliest event reported)


                            Southwestern Life Corporation
                (Exact name of Registrant as specified in its charter)


               Delaware                      1-7697           43-6069928
           (State or other jurisdiction    (Commission     (IRS employer
            of incorporation                 file no.)     identification no.)

                     500 North Akard Street, Dallas, Texas 75201
             (Address of principal executive offices, including zip code)

                                   (214) 954-7111
                 (Registrant's telephone number, including area code)


                                   Not Applicable
            (Former name or former address, if changed since last report)

                            This filing contains 9 pages.
                         Index to Exhibits appears on page 4.

                                  Page 1 of 9 Pages





          Item 5.   Other Events.

               On January 18, 1995, Glenn H. Gettier, Jr. was appointed as the Registrant's Chairman of the Board and Chief Executive Officer and as a member of the Registrant's Board of Directors. James R. Kerber will continue to serve the Registrant as its President and as a director and was also appointed by the Board on January 18, 1995 as the Chief Operating Officer of the Company and as the Vice Chairman of the Registrant's Board of Directors. A copy of the press release dated January 18, 1995 announcing the change of the Registrant's management is attached as Exhibit 1 of this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

               On January 27, 1995, the Registrant's Board of Directors announced a series of actions taken by the Registrant's management regarding the Registrant and various other matters relating to the Registrant and its subsidiaries. This announcement is more fully described in the Registrant's press release dated January 27, 1995 attached as Exhibit 2 of this Current Report on Form 8-K, which press release is incorporated herein by reference in its entirety.

          Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

                    (a)  None

                    (b)  None

                    (c)  Exhibits.

                    Exhibit No.         Description
                    -----------         -----------

                         1              Press  Release  of Registrant dated
                                        January 18, 1995

                         2              Press  Release  of Registrant dated
                                        January 27, 1995














                                  Page 2 of 9 Pages





                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Southwestern Life Corporation



                                        By:   /s/Glenn H. Gettier, Jr.
                                             -------------------------
                                             Glenn H. Gettier, Jr.
                                             Chief  Executive  Officer  and
                                             Chairman of the Board
          Date: January 27, 1995





































                                  Page 3 of 9 Pages






                                  INDEX TO EXHIBITS

                                                                 Sequential
          Exhibit No.    Document Description                     Page No.
          -----------    --------------------                    ----------

               1         Press Release of Southwestern Life           5
                         Corporation dated January 18, 1995

               2         Press Release of Southwestern Life           6
                         Corporation dated January 27, 1995










































                                  Page 4 of 9 Pages





                                      EXHIBIT 1


                                        DATE: January 18, 1995
                                        FOR FURTHER INFORMATION CONTACT:
                                        Michael E. Conley (214) 954-7414

          FOR IMMEDIATE RELEASE

                    Southwestern Life Corp. Appoints New Chairman

               DALLAS--January 18, 1995-- Southwestern Life Corporation (ASE: SLC) today announced that Glenn H. Gettier, Jr., 52, has been elected chairman of the board and chief executive officer of the Company. He previously served as executive vice president, chief financial officer and director of USLICO Corporation and United Services Life Insurance Company. The Company said that Gettier's initial efforts will be to focus on SLC's capital structure and strategic options.

               The Company also announced that President James R. Kerber has been named to the additional posts of vice chairman and chief operating officer. Kerber, 62, joined the Company in 1994 and has also been serving as interim chief executive officer. He will continue to serve as president and chief executive officer of SLC's insurance subsidiaries, which include Southwestern Life Insurance Company and Union Bankers Insurance Company, and focus on their operations.

               Prior to USLICO, Gettier served for six years as executive vice president and chief financial officer of The Equitable Life Assurance Society of the United States. He also was associated with KPMG Peat Marwick for 18 years and served as a partner in the firm's insurance industry practice.

               With the addition of Gettier, the Company's board increases to nine members.

               Southwestern Life Corporation is an insurance holding company whose insurance subsidiaries market life insurance, individual and group health insurance, annuities and fee-based administrative services. The Company's principal operating companies are Southwestern Life, Union Bankers Insurance and Marquette National Life in Dallas; Constitution Life, Bankers Multiple Line and Integrity National Life in Louisville, Ky.; Philadelphia American Life in Houston; and Bankers Life Insurance Company of New York in Woodbury.






                                  Page 5 of 9 Pages





                                      EXHIBIT 2


                                        DATE:  January 27, 1995
                                        FOR FURTHER INFORMATION CONTACT:
                                        Michael E. Conley (214) 954-7414

          FOR IMMEDIATE RELEASE


           Southwestern Life Corp. Announces Program to Strengthen Holding
          Company Financial Structure; Suspends Preferred Dividend; Expects
                               to Recognize CMO Losses



           Announces Letter of Intent to Sell Bankers Life Insurance Co. of
                                       New York
                            for Approximately $35 Million



           Sets Strategic Business Objectives for 1995 of Increasing Value
            of Insurance Companies, Focusing on Existing Core Businesses,
                      and Exploring Sale of Non-Strategic Assets




























                                  Page 6 of 9 Pages





               DALLAS--Jan. 27, 1995 -- Southwestern Life Corporation ("SLC" or the "Company") (ASE: SLC) today announced that its Board of Directors has authorized a series of initial actions by the Company's new senior management as part of a longer-ranging process designed to strengthen the holding company's capital structure and preserve its financial flexibility. In announcing these actions, SLC noted that its insurance operating subsidiaries remain financially sound and well-capitalized.

          The initiatives include:

            - Suspension of the payment of dividends on the Company's cumulative $1.75 Convertible Exchangeable Preferred Stock, Series 1986-A, until reinstated by the Board of Directors.

            - Board authorization to develop a plan to reduce the holding company's debt and fixed charges, increase its common equity and extend the ultimate maturity of any remaining debt. In this regard, the Company has engaged Donaldson, Lufkin & Jenrette as a financial advisor. Development of the plan is subject, among other things, to completion of the Company's year-end audited financial statements and an independent evaluation of the Company's assets, both of which are currently under way. Meanwhile, the Company is confident that it has sufficient resources to meet its debt service requirements through September 30, 1995.


            - Initiation of a review of certain of the Company's accounting policies in connection with the preparation of the Company's audited financial statements for 1994. Policies under review include the accounting treatment for the present value of future profits and excess cost arising from prior acquisitions, deferred policy acquisition costs and other intangible assets or deferred charges. Changes in certain of these policies could result in material non-cash write-offs for the Company's fourth quarter of 1994.

               The Company also announced that, for the fourth quarter ended December 31, 1994, it expects to record approximately $40 million (pre-tax) of realized losses related to a portion of the holding Company's collateralized mortgage obligation (CMO) portfolio. These losses relate to the residual interest in Fund America II, a trust that holds various mortgage-backed securities. Most of this amount was previously reported as an unrealized loss as of September 30, 1994. The recognition of such losses, which only affect the GAAP financial statements, has no effect upon either SLC's operating cashflows or the statutory financial position and the results from operations of its insurance subsidiaries.

               Over  the  past year, the Company reviewed various potential

                                  Page 7 of 9 Pages





          alternatives for addressing SLC's debt requirements, including the significant payments due in 1995 and 1996. At the present time, none of these alternatives are satisfactory for meeting the Company's needs, and it is necessary to develop a new plan to change the Company's capital structure.

               Glenn H. Gettier, who joined the Company as chairman and chief executive officer on January 18, said: "The initial actions announced today reflect management's commitment to achieve an appropriate financial structure at the holding company level for the long term and to ensure the continued financial soundness of our insurance operating subsidiaries. These units are strongly capitalized and are well-positioned to continue to meet the needs of policyholders, as they have been doing for decades."

               Mr. Gettier emphasized: "Southwestern Life Corporation's insurance subsidiaries are continuing to fully meet their obligations and we are in regular contact with the appropriate insurance regulatory authorities to ensure that they are aware of all aspects of the process we are undertaking at the holding company level. We are committed to this communication and oversight process with the regulators as we modify the holding company's capital structure. The insurance subsidiaries have more than $260 million of consolidated, adjusted statutory capital and surplus backing their insurance reserves, are very liquid, and maintain quality investments."

               Consistent with its objectives, the Company also announced today that it has entered into a letter of intent to sell Bankers Life Insurance Co. of New York, an indirect subsidiary, to a financially-able purchaser for approximately $35 million in cash, subject to certain closing adjustments. The transaction, which could close by the end of the second quarter of 1995, is subject to the negotiation of a definitive agreement, completion of due diligence and receipt of all necessary regulatory approvals. As of September 30, 1994, Bankers had assets of $209 million and capital and surplus of $23.4 million.

               Mr. Gettier said: "During the remainder of 1995, the Company's business strategy will emphasize three objectives. First, increasing the value of the insurance companies by continuing to provide quality service to policyholders while improving operating earnings through expense reductions, maintaining sales momentum and achieving improved gross margins. Second, focusing the Company's efforts on existing core businesses, taking steps where possible to more efficiently deploy capital resources. And third, continuing to explore the sale of non-strategic subsidiaries and assets to improve the Company's financial flexibility."

               Southwestern   Life  Corporation  is  an  insurance  holding
          company  whose  insurance  subsidiaries  market  life  insurance,

                                  Page 8 of 9 Pages





          individual and group health insurance, annuities and fee-based administrative services. The Company's principal operating companies are Southwestern Life, Union Bankers Insurance and Marquette National Life in Dallas; Constitution Life, Bankers Multiple Line and Integrity National Life in Louisville, KY.; Philadelphia American Life in Houston, and Bankers Life Insurance Company of New York in Woodbury, N.Y.











































                                  Page 9 of 9 Pages